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                                                                   Exhibit 10(c)

                      DONNELLEY SHARES STOCK OPTION PLAN

      (as amended on July 28, 1994, January 25, 1996, November 21, 1996)


1. Plan. The purpose of this Donnelley Shares Stock Option Plan (the "Plan") is to provide incentives to employees through rewards based upon the ownership and performance of the common stock of R. R. Donnelley & Sons Company (the "Company"). The Committee hereinafter designated shall grant options to purchase shares of common stock, par value $1.25 per share, of the Company (the "Common Stock") to eligible employees on the terms and subject to the conditions stated in the Plan.

2. Eligibility. All employees (other than officers) of the Company and all of its direct or indirect wholly-owned subsidiaries (the "Employers") shall be eligible, upon selection by the Committee, to receive options under the Plan; provided, however, that an otherwise eligible employee whose terms and conditions of employment are covered by a collective bargaining agreement shall be eligible to receive options under the Plan only if expressly provided for in the collective bargaining agreement or supplemental letter of understanding signed by such employee's Employer and the recognized representative of the collective bargaining unit in which the employee is a member; provided further, that the preceding proviso shall not apply to employees who are not subject to the United States labor laws. An employee granted an option pursuant to the Plan shall be referred to herein from time to time as an "Optionee".

3.   Limitation on Shares Available.  Subject to adjustment as provided in
Section 5 of the Plan, the maximum number of shares of Common Stock available for all grants made under the Plan shall be 6,000,000. Shares of Common Stock subject to grants made hereunder which, by reason of the expiration, cancellation, forfeiture or other termination of such grants prior to purchase, are not purchased shall again be available for future grants.

     Shares of Common Stock to be delivered may be authorized and unissued shares of stock, treasury stock or a combination thereof. The Company reserves the right to purchase shares of Common Stock for the Plan in the open market.

4. Administration of the Plan. The Plan shall be administered by a committee (the "Committee") designated by the Board of Directors of the Company (the "Board"). Except as otherwise set forth in the Plan, the Committee shall, subject to the terms of the Plan, select groups of eligible employees for participation in the Plan and, with respect to such groups of eligible employees, shall determine the number of shares of Common Stock subject to each option granted hereunder, the terms and conditions of exercise of such option and all other terms and conditions of such option. The Committee shall, subject to the terms of the Plan, have the authority to interpret the
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Plan, establish rules and regulations for the administration of the Plan and impose, incidental to the grant of an option, conditions with respect to the grant. All such rules, regulations and interpretations adopted by the Committee shall be conclusive and binding on all parties. The Committee may delegate its authority to interpret all or part of the Plan to designated officers of the Company.

5. Adjustments for Changes in Capitalization. The Committee shall make appropriate adjustments to the number of shares available under the Plan, the option exercise price and the number of shares subject to any option granted hereunder in order to give effect to any stock split, stock dividend, merger, consolidation, reorganization, spin-off, liquidation or other similar change in capitalization or event that occurs after the effective date of the Plan, such adjustments to be made in the case of outstanding options without a change in the aggregate purchase price. If any adjustment would result in a fractional security being available under the Plan or subject to a grant under the Plan, such fractional security shall be disregarded.

6. Effective Date and Term of Plan. The Plan shall become effective on January 27, 1994 (the "Effective Date"). The Plan shall terminate five (5) years after the Effective Date unless terminated prior thereto by action of the Board. No further grants shall be made under the Plan after termination, but termination shall not affect the rights of any Optionee under any grants made prior to termination.

7. Amendments. The Plan may be amended or terminated by the Board in any respect and at any time, provided that such action shall not adversely affect any rights or obligations with respect to any outstanding grants under the Plan.

8. Grants. (a) Options to purchase 100 shares of Common Stock shall be granted on March 24, 1994 to eligible employees employed on such date who had completed at least two (2) years of continuous service with any one or more of the Employers as of December 31, 1993; provided, however, that employees who, as of March 24, 1994, are members of a collective bargaining unit shall be deemed eligible employees for purposes of this paragraph 8(a) only if a collective bargaining agreement or supplemental letter of understanding providing for the receipt of such options by such employees was fully executed by such employee's Employer and the recognized representative of the collective bargaining unit prior to March 1, 1994; and provided further, that eligible employees who are not employed in the United States of America as of March 24, 1994 shall not receive such options. All options granted on March 24, 1994 shall become exercisable in full on December 31, 1996.

     (b) Additional options may be granted, in the sole and absolute discretion of the Committee, to groups of eligible employees at any time.

     (c) The option price per share of Common Stock purchasable upon the exercise of any option granted pursuant to the Plan shall be the fair market value of a share of Common Stock on the date of grant of such option. For purposes of the Plan, the fair market value shall be

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determined by reference to the average of the high and low transaction prices in trading of the Common Stock as reported in the New York Stock Exchange-Composite Transactions on the date of grant.

     (d) All options granted hereunder shall be evidenced by a certificate substantially in the form of Exhibit A hereto. Each certificate shall be dated and signed by an officer of the Company as of the date of the grant.

9. Terms of Options. (a) No option shall be exercisable earlier than one (1) year, nor more than ten (10) years, after the date of grant. Each option granted hereunder shall become exercisable in full on the third anniversary of the date of the grant, unless otherwise determined by the Committee and except as otherwise set forth in Section 8(a). Notwithstanding the foregoing, if an Optionee is no longer employed by at least one of the Employers for any reason (including due to death or long-term disability but excluding due to termination of employment upon retirement at normal retirement age or early retirement at or after age 55 with the consent of the Company), each option held by such Optionee which is not exercisable on the date of termination of employment shall terminate automatically on such date. Options held by an Optionee who retires at normal retirement age or who takes early retirement at or after age 55 with the consent of the Company, regardless of whether or not such options are exercisable at the date of retirement, shall not terminate as a result of such retirement but shall continue to remain outstanding and subject to the terms and conditions of the Plan; provided, however, that in the event that such an Optionee dies, each option held by such Optionee which is not exercisable on the date of death of such Optionee shall terminate automatically upon the death of such Optionee. Additionally, after an option held by an Optionee has become exercisable, if such Optionee is no longer employed by at least one of the Employers for any reason (other than retirement at normal retirement age or early retirement at or after age 55 with the consent of the Company or for any of the reasons specified in Section 9(c)) and/or such Optionee dies, then such Optionee (or in the case of death, such Optionee's executor, administrator, personal representative, beneficiary or similar person) may exercise such exercisable option until ninety (90) days from the date of such termination of employment and/or the date of death, as the case may be, or until the expiration of the term of such option, whichever is earlier.

     (b) No option hereunder shall be transferable other than by will, the laws of descent and distribution or pursuant to the beneficiary designation procedures approved by the Committee. Each option shall be exercisable during the Optionee's lifetime only by the Optionee or the Optionee's guardian, legal representative or similar person, provided that evidence of such person's identity and rights with respect to such exercise are acceptable to the Committee. Except as permitted by the first sentence of Section 9(b) of the Plan, no option hereunder shall be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Any such attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any option hereunder shall be null and void and no person shall be entitled to any rights hereunder by virtue of any attempted execution, attachment or similar process. In the event of the death of


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an Optionee, any unexercised portion of an option that, but for the death of the
Optionee, would have been exercisable on the date of such Optionee's death by such Optionee may be exercised by the executor, administrator, personal representative, beneficiary or similar person of such deceased Optionee within ninety (90) days of the death of such Optionee, but not after the expiration of the term of the option; provided that evidence of such person's identity and rights with respect to such exercise are acceptable to the Committee.

     (c) Notwithstanding anything contained herein to the contrary, in the event the Committee shall determine that an Optionee's employment was terminated by the Optionee's Employer on account of (i) an unauthorized disclosure of confidential information or trade secrets of any Employer, (ii) unlawful trading in the securities of the Company or any customers of any of the Employers, or
(iii) fraud, theft or embezzlement with respect to any of the Employers or any breach of the Optionee's duties to the Optionee's Employer or any of the other Employers, then such Optionee shall forfeit all rights to the unexercised portion of any option held by the Optionee under the Plan, and all such options shall automatically terminate.

     (d) Options must be exercised in full. No partial exercise is permitted. No shares of Common Stock may be purchased under any option granted under the Plan unless prior to or simultaneously with the purchase, the Optionee shall have delivered by such means as have been identified by the Committee notice to the Company, accompanied by payment therefor in full of the option price, any brokerage fees associated with the exercise of the options (the "Brokerage Fees"), and any local, state, federal or other taxes required to be withheld and paid over to governmental taxing authorities by the Company due to such exercise ("Taxes") (or arrangement made for such payment to the satisfaction of the Company). Upon exercise, the option price, the Brokerage Fees and the Taxes may be paid according to procedures established by the Committee as follows: (i) in cash or (ii) by electing to sell, through an agent or broker designated by the Company, whole shares of Common Stock issuable upon exercise of the option having a fair market value determined on the date of exercise as close as is practicable to the sum of (A) the option price for shares of Common Stock subject to such exercise, (B) the Brokerage Fees associated with such exercise and (C) the Taxes associated with such exercise, provided that the number of whole shares sold shall be sufficient to pay in full the option price, the Brokerage Fees and the Taxes. No option may be exercised by an Optionee through any agent or broker other than an agent or broker designated by the Company. Notwithstanding the foregoing, in the event that an Optionee has notified the Company through the Company's electronic system that such Optionee is exercising an option and is paying cash for the option price and the Taxes and such cash is not received within 30 calendar days following such notice, then the Company may automatically order the sale, through the designated agent or broker, of whole shares of Common Stock to pay in full the option price, the Brokerage Fees and the Taxes and deliver any whole shares of Common Stock not so applied to the Optionee, plus any cash owed in lieu of fractional shares. The Committee shall have sole discretion to disapprove of an election pursuant to clause (ii). No shares of Common Stock shall be delivered to the Optionee until the full option price, the Brokerage Fees and the Taxes have been paid. Optionees shall be required to receive all shares acquired under an option in the form of stock certificates (or other evidence of stock ownership);


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cash shall not be paid to an Optionee in lieu of the delivery of stock certificates (or other evidence of stock ownership) upon the exercise of any option, except to the extent necessary to compensate for fractional shares.

     (e) Optionees shall be entitled to the privilege of ownership with respect to shares of Common Stock subject to options granted hereunder only as to shares of Common Stock purchased and delivered to an Optionee upon exercise of an option.

10.  Miscellaneous.

     (a) Effect of Leaves of Absence. Leaves of absence for periods and purposes conforming to the personnel policies of the Company and approved by the Employer shall not be deemed terminations of employment or interruptions of continuous service.

     (b) Restrictions on Shares. Notwithstanding any provision of the Plan to the contrary, unless a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), is in effect as to the shares purchasable under any option granted under the Plan, no shares of Common Stock may be purchased under such option. In addition, notwithstanding any provision of this Plan to the contrary, any option granted under the Plan is subject to the condition that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such option upon any securities exchange or under any law, the consent or approval of any regulatory body, or the taking of any other actions necessary or desirable as a condition of, or in connection with, the delivery of the shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company.

     (c) No Right to Employment. Neither the Plan nor the grant of options hereunder shall be construed as giving any employee any right to be retained in the employ of any Employer.

     (d) Governing Law. The Plan shall be governed by and interpreted in accordance with the laws of the State of Delaware.

     (e) Nature of Option. The options granted under the Plan shall not be treated as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

11. Acceleration of Options Upon a Change in Control. If while any option remains unexercised and outstanding under the Plan:

          (a) any "person", as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as modified and used in Section 13(d) and 14(d) thereof (but not including (i) the Company or any of its subsidiaries, (ii) a

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     trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) (hereinafter a "Person") is or becomes the beneficial owner, as defined in Rule 13d-3 of the Exchange Act, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 50% or more of the combined voting power of the Company's then outstanding securities; or

          (b) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into any agreement with the Company to effect a transaction described in clause (a),
     (c) or (d) of this Section) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

          (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

          (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets;

(any of such events being hereinafter referred to as a "Change in Control"), then from and after the date on which public announcement of the acquisition of such percentage shall have been made, or the date on which the change in composition of the Board set forth above shall have occurred, or the date of any such stockholder approval of a merger, consolidation, plan of complete liquidation or an agreement for the sale of the Company's assets as described above occurs (the applicable date being hereinafter referred to as the "Acceleration Date"), all such outstanding and unexercised options, whether or not then exercisable, shall be fully and immediately exercisable.


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                                                                       Exhibit A


                               Donnelley Shares

                               STOCK OPTION PLAN

                            This is to certify that

                                (OPTIONEE NAME)

                 was granted on (DATE), an option to purchase

                                   (NUMBER)

                                    SHARES
           of R. R. Donnelley & Sons Company common stock at a fixed
       option price of (PRICE) per share.  This option is subject to the terms and conditions of the Donnelley Shares
                              Stock Option Plan.



[logo] RR Donnelley                             This certificate has been
          & Sons Company                        executed as of (DATE),
                                                on behalf of R. R. Donnelley
                                                & Sons Company by
                                                (FACSIMILE SIGNATURE)
                                                John R. Walter
                                                Chairman and
                                                Chief Executive Officer

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                      DONNELLEY SHARES STOCK OPTION PLAN
                      ----------------------------------
                               FOR UK EMPLOYEES
                               ----------------

           (as adopted July 28, 1994 and amended September 6, 1994)


1. Introduction. R. R. Donnelley & Sons Company ("the Company") has established its Donnelley Shares Stock Option Plan ("the US Plan") for the benefit of employees of it and its subsidiaries under which it may grant stock options to such employees. The Company intends to grant Options to employees in the United Kingdom under a UK sub-plan of the US Plan to be known as the Donnelley Shares Stock Option Plan for UK Employees ("the UK Plan"). The UK Plan shall be governed by these Rules ("the Rules"). The UK Plan is intended to qualify as an approved share option plan under Schedule 9 to the Income and Corporation Taxes Act 1988.

2. The Appendix. The US Plan attached as an Appendix to these Rules shall apply to the UK Plan subject to the additional restrictions and amendments specified below. References to Schedule 9 are to Schedule 9 to the Income and Corporation Taxes Act 1988.

3. Exclusion. Section 8(a) of the US Plan relating to Option Grants on 24 March 1994 will not apply to the UK Plan.

4. Subsidiaries. The direct and indirect wholly-owned subsidiaries of the Company referred to in Section 2 of the US Plan shall include, for purposes of the UK Plan, only those companies of which the Company has control within the meaning of Section 840 of the Income and Corporation Taxes Act 1988.

5. Shares. The shares of common stock of the Company in respect of which Options may be granted under the UK Plan must satisfy the conditions specified in paragraphs 10 to 14 inclusive of Schedule 9.

6.  Eligibility.

6.1. For the avoidance of doubt, it is hereby clarified that directors of the Company and its subsidiaries are not eligible to receive Options under the UK or US Plans. The description of eligible employees in Section 2 of the US Plan shall also be subject to the additional requirement that an employee must, in order to be eligible to receive Options, be an employee of the Company or a subsidiary of the Company who is required to devote to his duties not less than 20 hours per week excluding meal breaks and who is not precluded by paragraph 8 of Schedule 9 from participating in the UK Plan.

6.2. The proviso in Section 2 of the US Plan relating to eligible employees covered by collective bargaining agreements will not apply to the UK Plan.

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6.3.  Persons who are not eligible employees, as described in Section 2 of the
US Plan and qualified by Rules 6.1 and 6.2 above, shall not be eligible to receive Options under the UK Plan.

6.4. Any Option granted to an eligible employee shall be limited and take effect so that the aggregate Fair Market Value of Common Stock subject to that Option, when aggregated with the Fair Market Value of Common Stock subject to subsisting Options, shall not exceed the greater of:

6.4.1.  (Pounds)100,000; and

6.4.2. four times the amount of the individual's Relevant Emoluments for the current or preceding Year of Assessment (whichever of those years gives the greater amount) or, if there were no Relevant Emoluments for the preceding Year of Assessment, four times the amount of the Relevant Emoluments for the period of twelve months beginning with the first day during the current Year of Assessment in respect of which there are Relevant Emoluments./(1)/

For the purposes of this restriction:

     (i) "Options" includes all Options granted under the UK Plan and all options granted under any other plan approved under Schedule 9 (not being a savings-related share option scheme) and established by the Company or any associated company thereof (within the meaning of Section 416 of the Income and Corporation Taxes Act 1988);

     (ii) "Relevant Emoluments" means such of the emoluments of the office or employment by virtue of which an individual is eligible to receive Options under the UK Plan as are liable to be paid in that year under deduction of tax pursuant to Section 203 of the Income and Corporation Taxes Act 1988 ("Pay As You Earn") after deducting therefrom amounts included by virtue of Chapter II of Part V of the Income and Corporation Taxes Act 1988 (benefits derived by directors and others from their employment);

     (iii) "Year of Assessment" means a year beginning on any 6 April and ending on the following 5 April; and (iv) The "Fair Market Value" of the Common Stock shall be calculated in accordance with Section 8(c) of the US Plan as at the dates when the Options in relation to the Common Stock were granted or such earlier time as may have been agreed in writing with the Board of Inland Revenue./(1)/

7.  Exercise of Options.

7.1 The provisions of Section 9(a) to (d) of the US Plan relating to the exercise of Options shall be subject to the additional restriction that no Option may be exercised by an Optionee at any time when he is precluded by paragraph 8 of Schedule 9 from participating in the UK Plan.

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7.2  The provision in Section 9(d)(ii) of the US Plan for Optionees to pay the
option price by electing to sell whole shares of Common Stock through an agent or broker designated by the Company will not apply for purposes of the UK Plan.

7.3  No cash payments may be made to Optionees pursuant to the final sentence of
Section 9(d) of the US Plan.

7.4  Shares must be allotted within 30 days after the date of exercise.

8. Conditions. No conditions may be imposed by the Committee pursuant to the third sentence in Section 4 of the US Plan to the extent that they affect the UK Plan without the prior approval of the Board of Inland Revenue. If such conditions involve the satisfaction of performance criteria, those criteria must be of an objective nature.

9. Adjustments Upon Changes in Capitalisation. The provisions of Section 5 of the US Plan concerning the adjustment of Options shall be subject to the requirement that all such adjustments must be certified in writing by the Auditors as being fair and reasonable and that no adjustment in respect of subsisting Options and of Options to be granted under the UK Plan shall take effect without the prior approval of the Board of Inland Revenue. Also, no adjustment may be made under the UK Plan in relation to a spin-off.

For the purposes of this restriction, "Auditors" means the auditors for the time being of the Company (acting as experts and not as arbitrators).

10. Amendment of the Plan. Any amendment of the US or UK Plans which is made under the provisions of Section 7 of the US Plan and which affects the UK Plan shall only take effect in respect of the UK Plan with the prior approval of the Board of Inland Revenue.



/(1)/Note: Options granted on or after 29 April 1996 are subject to the new (Pounds)30,000 limit set out in Rule 6.4. For purposes of calculating whether this limit would be exceeded by a new Option grant, it is necessary to include the value of shares subject to subsisting (unexercised) Options granted in the past (whether or not they were granted before 29 April 1996) as well as the value of the shares which would be subject to the proposed new Option. This would include subsisting Options granted under the UK Sub-Plans of the 1991 Stock Incentive Plan and the 1995 Stock Incentive Plan. The value of shares subject to subsisting Options should be worked out on the basis of their value at the original dates of grant, converted into pounds Sterling at the exchange rates in effect on such dates.

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